                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Colorado MEDtech, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF COLORADO MEDTECH, INC.
                          TO BE HELD NOVEMBER 20, 1998

To the Shareholders of Colorado MEDtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Colorado MEDtech, Inc., a Colorado corporation (the "Company"), will be held on November 20, 1998 at 3:00 p.m. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

         2. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on October 7, 1998, has been fixed as the record date for the determination of holders of Colorado MEDtech, Inc. Common Stock entitled to notice of, and to vote at, the Annual Meeting, and only shareholders of record at such time will be so entitled to vote.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group.

Whether or not you expect to attend the Annual Meeting, holders of Colorado MEDtech, Inc. Common Stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.

                                           By Order of the Board of Directors



                                           Bruce L. Arfmann
                                           Secretary of the Corporation

Date: October 16, 1998

PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           COLORADO MEDTECH, INC.

                              6175 Longbow Drive
                              Boulder, CO 80301


                               PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS

                              NOVEMBER 20, 1998


                           SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Colorado MEDtech, Inc., a Colorado Corporation ("CMED" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on November 20, 1998 at 3:00 p.m. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, and at any and all adjournments of such meeting.

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The Proxies will be tabulated and votes counted by American Securities Transfer & Trust, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about October 16, 1998.

     SHAREHOLDERS WHO EXECUTE PROXIES FOR THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THEIR EXERCISE BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE COMPANY, BY DELIVERING A DULY EXECUTED PROXY CARD BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its Directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of Common Stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                           OUTSTANDING CAPITAL STOCK

     The record date for shareholders entitled to vote at the Annual Meeting is October 7, 1998. At the close of business on that day there were 10,740,846 shares of no par value Common Stock (the "Common Stock") of the Company outstanding and entitled to vote at the meeting.

                              QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                      ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the seven nominees named herein for the office of director, and (ii) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock, as of October 7, 1998, by each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. Except as provided in the following paragraph or as may be indicated in the footnotes to the table and subject to applicable community property laws, the Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated.

     Vencor, Inc. (with its subsidiary Vencor Operating, Inc., collectively, "Vencor") has announced its intention to sell all shares of the Company's Common Stock it beneficially owns to selected institutional investors. The Company has filed a registration statement on Form S-3 with the Securities and Exchange Commission to facilitate such sale. Such sale may occur prior to the annual meeting, and if it does Vencor will deliver its proxy to any investors who purchase its shares. None of the officers or directors of the Company intend to purchase any of such shares. If Vencor sells all of its shares, the beneficial ownership of Michael R. Barr, Vencor and Frank W. Anastasio will be as follows: Michael R. Barr: -0- shares (less than 1%); Vencor Operating, Inc.: -0- shares; Frank W. Anastasio: -0- shares. The Company announced that it may repurchase up to 1,000,000 of the shares to be sold by Vencor. At the date of this proxy statement the Company has not determined whether it will repurchase any of such shares. If it does not, the beneficial ownership and percentages of the other persons in the following table should not be affected by the sale of the Vencor shares. If Vencor sells fewer shares, or if the Company or an officer or director of the Company purchases any of such shares, actual beneficial ownership at the time of the annual meeting will be different than as set forth in the beneficial ownership table and in this paragraph.


                               AMOUNT AND NATURE
 NAME AND ADDRESS                OF BENEFICIAL
 OF BENEFICIAL OWNER               OWNERSHIP             PERCENT OF CLASS
 -------------------           -----------------         ----------------
 Vencor Operating, Inc.           3,575,000(1)                33.05%
 3300 Aegon Tower
 400 W. Market Street
 Louisville, KY 40202

 John V. Atanasoff II               948,453(2)                 8.33%
 6175 Longbow Drive
 Boulder, CO 80301

 Clifford W. Mezey                  490,232(3)                 4.55%
 6175 Longbow Drive
 Boulder, CO 80301

 Dean A. Leffingwell                465,999(4)                 4.32%
 6175 Longbow Drive
 Boulder, CO 80301

 John E. Wolfe                      180,500(5)                 1.67%
 6175 Longbow Drive
 Boulder, CO 80301

 Lockett E. Wood, Ph.D.             152,661(6)                 1.42%
 6175 Longbow Drive
 Boulder, CO 80301

 Bruce L. Arfmann                   135,105(7)                 1.25%
 6175 Longbow Drive
 Boulder, CO 80301

 Jonathan Kagan                     126,130(8)                 1.17%
 6175 Longbow Drive
 Boulder, CO 80301

 John M. Turner, Ph.D.              109,873(9)                 1.02%
 6175 Longbow Drive
 Boulder, CO 80301

 Robert L. Sullivan                 105,413(10)                  *
 6175 Longbow Drive
 Boulder, CO 80301

 Ira M. Langenthal                   31,600(11)                  *
 6175 Longbow Drive
 Boulder, CO 80301

 Michael R. Barr                     75,000(12)                  *
 6175 Longbow Drive
 Boulder, CO 80301

 Frank W. Anastasio                    -0-                       *
 3300 Aegon Tower
 400 W. Market Street
 Louisville, KY 40202

 All Directors and                6,461,674(14)               54.24%
 Executive
 Officers as a group  (13
 persons)

----------------
*    Less than one percent (1%)
(1) Such figure includes warrants to acquire 75,000 shares, which are currently exercisable or become exercisable within 60 days, issued to Michael R.
     Barr, Vencor's  representative on the Company's Board of Directors.   As
     indicated in a Schedule 13D filed by Vencor, Inc., the voting and investment control over such shares and any economic benefits derived by Mr. Barr from such shares belong to Vencor. Mr. Barr is a former director of Vencor, Inc. and has announced he will resign as an officer of Vencor effective October 31, 1998.
(2) Includes 1,000 shares owned by Mr. Atanasoff's wife and 33,000 shares that are owned by other relatives of Mr. Atanasoff as to which he disclaims beneficial ownership. Also includes options to purchase 650,000 shares, which are currently exercisable or become exercisable within 60 days.
(3) Includes 341,932 shares held by the Petsy G. Mezey Trust, of which Mr. Mezey is a trustee. Also includes 58,300 shares that are held by the Clifford W. Mezey Trust, of which Mr. Mezey is a trustee. Also includes 17,000 shares owned by Mr. Mezey's wife for the benefit of grandchildren, as to which shares Mr. Mezey disclaims beneficial ownership. Also includes 8,000 shares owned by children of Mr. and Mrs. Mezey, as to which shares Mr. Mezey disclaims beneficial ownership. Also includes warrants to acquire 45,000 shares, which are currently exercisable or become exercisable within 60 days.
(4) Includes warrants to acquire 45,000 shares, which are currently exercisable or become exercisable within 60 days.
(5) Includes warrants to acquire 45,000 shares, which are currently exercisable or become exercisable within 60 days.
(6) Includes 14,965 shares held by various relatives of Dr. Wood. Dr. Wood disclaims beneficial ownership of all such shares. Also includes options to purchase 10,500 shares, which are currently exercisable or become exercisable within 60 days.
(7) Includes 15,449 shares owned by Mr. Arfmann's wife, as to which he disclaims beneficial ownership. Also includes options to purchase 37,917 shares, which are currently exercisable or become exercisable within 60 days.
(8) Includes warrants to acquire 56,130 shares, which are currently exercisable or become exercisable within 60 days.
(9) Includes warrants to acquire 83,333 shares, which are currently exercisable or become exercisable within 60 days.
(10) Includes warrants to acquire 45,000 shares, which are currently exercisable or become exercisable within 60 days.
(11) Includes warrants to acquire 31,600 shares, which are currently exercisable or become exercisable within 60 days.
(12) Mr. Barr has served as Vencor's representative on the Company's Board of Directors. Mr. Barr is a former director of Vencor and has announced he will resign as an officer of Vencor effective October 31, 1998. The beneficial ownership figure includes warrants issued to Mr. Barr to acquire 75,000 shares, which are currently exercisable or become exercisable within 60 days. Because Mr. Barr serves as Vencor's representative on the

     Board of Directors, the voting and investment control over such shares and any economic benefits derived by Mr. Barr from such shares belong to Vencor. Mr. Barr disclaims beneficial ownership of all such shares.
(13) Mr. Anastasio, an officer of Vencor, is being nominated to the Board of Directors as a representative of Vencor. Mr. Anastasio does not have investment or voting control over the Common Stock held by Vencor and disclaims beneficial ownership of all such shares.
(14) Includes warrants and options to acquire 1,172,880 shares, which are currently exercisable or become exercisable within 60 days.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

     Pursuant to the Bylaws, the authorized number of directors of the Company has been set at seven, and seven directors are to be elected at the meeting. each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. proxy holders will not be able to vote the proxies held by them for more than seven persons. If a quorum is present, the seven nominees having the highest number of votes cast in favor of their election will be elected. should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may recommend. Except as detailed in the following paragraphs, each nominee has expressed his intention to serve the entire term for which election is sought.

     Pursuant to agreements with Vencor, Inc., the Company agreed to take steps necessary to elect a representative of Vencor, Inc. to the Board of Directors for so long as Vencor, Inc. or its wholly-owned subsidiaries (collectively, "Vencor") own at least 500,000 shares of Company Common Stock, with an additional Vencor representative to be elected for so long as Vencor owns at least 1,500,000 shares of Common Stock. In accordance with such agreements, the Board of Directors is nominating Frank W. Anastasio, an officer of Vencor, to serve as a director. Vencor has waived its right to the second Board seat for fiscal years 1995-1999.

     Vencor has announced its plans to sell all shares of Company Common stock it holds. If such sale results in Vencor holding fewer than 500,000 shares of common stock at the annual meeting, Mr. Anastasio will withdraw his name from nomination and will not be elected. In such event, six directors will be elected and one Board seat will be vacant. The Company's bylaws give the Board of Directors the power to elect a person to fill a vacant Board seat, and the person chosen to fill such vacancy is elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. No person has been identified to fill such vacancy if it does occur. As an alternative to leaving the Board seat vacant, proxy holders may vote the proxies for the election of any other person the board of directors may recommend. If Mr. Anastasio is elected and after the election Vencor's holdings of Common Stock fall below 500,000 shares, Mr. Anastasio has agreed to resign if so requested. In such event the Board of Directors would anticipate filling the resulting vacancy prior to the next annual meeting.

     THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

     The Board of Directors' nominees for the office of director are as follows:

                                                         Year First
                                                          Became a
Name                                    Age               Director
----                                    ---              ----------
John V. Atanasoff II                    63                  1993
(C)(N)(S)

Dean A. Leffingwell                     49                  1977(1)
(N)(S)

Robert L. Sullivan                      61                  1985
(A)(C)(S)

Clifford W. Mezey                       69                  1989(1)
(A)(C)(S)

John E. Wolfe                           59                  1993
(A)(S)

Ira M. Langenthal                       61                  1996
(N)(S)

Frank W. Anastasio                      53                    --(2)

-------------
(A)  Member of the Audit Committee
(C)  Member of the Compensation Committee
(N)  Member of the Nominating Committee
(S)  Member of the Strategic Planning Committee
(1) Date became a director of RELA, Inc. ("RELA"). Became a director of the Company in October 1992 in connection with the merger of RELA and the Company.
(2)  Nominated for first term.

     Mr. Atanasoff has been the Chief Executive Officer of the Company since June 1993. From 1989 until January 1993, Mr. Atanasoff served as Chief Executive Officer of Cybernetics Products, Inc., a publicly-traded company that develops and manufactures computer controlled equipment for the electronics industry and computer graphic scanners and cameras for the motion picture and audio visual markets. For more than five years prior to 1989, Mr. Atanasoff held various senior management positions with the Fluid Technology Group of EG&G, Inc. and Textron Systems (formerly AVCO Systems).

     Since February 1997, Mr. Leffingwell has been Vice President of Rational Software Corporation ("Rational"), Santa Clara, CA, a publicly held company that develops and markets tools for software application development. From 1993 to 1997, he was Chief Executive Officer of Requisite, Inc., which developed and marketed software tools for requirements management, and which was purchased by Rational in 1997. From 1992 to 1993, Mr. Leffingwell served as Chairman and Vice President of Business

Development of the Company. He also served as the Chief Executive Officer of RELA which he co-founded in 1977.

     Mr. Sullivan has served as Senior Vice President-Finance since 1985 of Chiron Diagnostic Corporation, a manufacturer and marketer of medical diagnostic equipment and supplies. From 1962 to 1985, Mr. Sullivan held several operating and financial positions with Corning Glass Works.

     Prior to his retirement in 1994, Mr. Mezey was the majority owner and Chief Executive Officer of Mezey-Puroll Automotive, Inc., an automotive manufacturer's representative company in Michigan, for more than five years. From 1981 to 1994 he was the owner and Chief Executive Officer of Interstate Industries, Inc., a manufacturer of truck wiring harnesses in Michigan.

     Mr. Wolfe has served as President and Chief Executive Officer since 1986 of Metrisa, Inc., a manufacturer and marketer of on-line liquid and gas analyzers to the process and environmental industries. Prior to 1986, he held various senior management positions with EG&G Sealol, Inc., Masoneilan International, Inc. (Division of Studebaker Worthington), Litton Industries and General Electric Company. Mr. Wolfe is a member of the board of directors of Metrisa, Inc.

     Dr. Langenthal has been a corporate consultant and private investor since 1991. He joined Honeywell, Inc. in 1972 as a result of Honeywell's acquisition of Signal Analysis Industries, a public company he co-founded. Dr. Langenthal held various senior management positions at Honeywell, and from 1986 to 1990 he was Vice President/General Manager of Honeywell's Test Instruments Division, a manufacturer of information storage products and systems. In 1990 this business was part of a corporate spin-off forming a new company, Alliant Techsystems, Inc. at which Dr. Langenthal continued to serve as Vice President/General Manager until his departure in 1991.

     Mr. Anastasio has held several positions with Vencor, Inc. since August 1988. He is currently Group Vice President, Vencare Health Services, a position he has held since February 1996. From December 1994 to January 1996, Mr. Anastasio was Regional Vice President of Operations for Vencor, Inc., and from December 1992 to December 1994 was Regional Director of Operations. Prior to joining Vencor, Mr. Anastasio held various management positions at several hospital and health care organizations from November 1970 to August 1988.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee, a Compensation Committee, a Nominating Committee and a Strategic Planning Committee. The Audit Committee is responsible for (i) reviewing the scope of the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met four times in the fiscal year ended June 30, 1998. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met four times in the fiscal year ended June 30, 1998. The Nominating Committee is responsible for reviewing potential candidates for director and for the recommendation of candidates to the Board. The Nominating Committee will accept director nominations from shareholders at the Annual Meeting. The Nominating Committee met once during the fiscal year ended June 30, 1998. The Strategic Planning Committee is responsible for reviewing new product, licensing and acquisition, as well as other strategic issues. The Strategic Planning Committee met four times in the fiscal year ended June 30, 1998.

     Directors are reimbursed for expenses incurred for attending any Board or committee meeting. There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company.

     During the fiscal year ended June 30, 1998, there were four regular meetings and two special meetings of the Board of Directors. With the exception of director Michael Barr, all directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended June 30, 1998 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended June 30, 1998, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements. Dean Leffingwell, a director of the Company, filed a Form 5 in October 1998 to report a gift of stock he made in December 1997.

EXECUTIVE OFFICERS

     The following persons are the executive officers of the Company:

Name                                           Position
----                                           --------

John V. Atanasoff II          Chairman, Chief Executive Officer and President

Bruce L. Arfmann              Senior Vice President, Chief Financial Officer,
                              Treasurer and Secretary

Lee Erb                       Vice President - Technology

G. Neil Holland               President of Erbtec Engineering Division

Jonathan Kagan                President of Novel Biomedical, Inc., a subsidiary
                              of the Company

John M. Turner, Ph.D.         President of RELA Division

Lockett E. Wood, Ph.D.        Vice President


     Information concerning the business experience of Mr. Atanasoff is provided under the section entitled "Election of Directors."

     BRUCE L. ARFMANN, AGE 51. Mr. Arfmann has served as Chief Financial Officer, Secretary and Treasurer of the Company since January 1991. He was appointed Senior Vice President in November 1996.

Prior to joining the Company, he was a partner with Arthur Andersen & Co. from 1982 to 1990, in its Denver and Phoenix offices.

     LEE ERB, AGE 54. Mr. Erb became Vice President - Technology of the Company in October 1997, in connection with the Company's acquisition of Erbtec Engineering, Inc. ("Erbtec"), a manufacturer of high power radio frequency (RF) amplifiers and systems for Magnetic Resonance Imaging (MRI) equipment. Mr. Erb founded Erbtec in 1979 and served as its President until the acquisition.

     G. NEIL HOLLAND, AGE 46. Mr. Holland has served as President of the Erbtec Engineering Division of the Company since June 1998. Prior to joining Erbtec, from 1997 to June 1998 he was General Manager, Global MR Engineering for General Electric Medical Systems. From 1992 to 1997 he was General Manager of Elscint MR, Inc., a subsidiary of Elscint Ltd. He held engineering and program management positions with Picker International from 1981 to 1992.

     JONATHAN KAGAN, AGE 42. Mr. Kagan has served as President of Novel Biomedical, Inc. ("Novel"), a subsidiary of the Company, since 1986. The Company acquired Novel in February 1997. Novel designs and manufactures unique disposable medical devices, primarily catheters used in angioplasty, minimally invasive surgery, electrophysiology, and infertility treatment.

     JOHN M. TURNER, PH.D., AGE 45. Mr. Turner has served as President of the RELA Division of the Company since August 1997. From 1991 to August 1997, Mr. Turner was Vice President-Technology of Baxter Healthcare IV Systems, a division of Baxter International, Inc. ("Baxter") involved in the development and manufacture of medical products for the hospital, pain therapy and home care markets. From April 1996 to August 1997, Mr. Turner was Acting General Manager of Medication Delivery Devices after its acquisition by Baxter. Prior to Baxter, Dr. Turner had a successful career in three high technology, start-up companies and in academics.

     LOCKETT E. WOOD, PH.D., AGE 58. Dr. Wood has served as a director of the Company since its inception in 1977 through 1993. Dr. Wood also served as President from the Company's inception through April 1986, at which time he became Chairman of the Board of Directors, serving in that capacity through September 1987. Dr. Wood again became President from April 1991 until October 1992, at which time he was appointed President of the former Cybermedic Division of the Company. Prior to founding the Company, Dr. Wood was with the National Bureau of Standards of the U.S. Department of Commerce for 14 years.

     The Chief Executive Officer is appointed by the Board of Directors and serves at the Board's discretion. The Board of Directors, and such other officers as the Board of Directors may authorize from time to time, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the Board of Directors or such other appointing officers deem necessary or appropriate. The Chief Executive Officer shall have the right to reject the appointment of any other officer appointed by the Board of Directors. If an additional officer is appointed by an appointing officer, such additional officer serves at the discretion of the appointing officer and the Board of Directors.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the cash compensation earned for the fiscal years ended June 30, 1998, 1997 and 1996 by the Company's Chief Executive Officer and by the highest compensated executive officers who were serving as executive officers at the end of the 1998 fiscal year whose individual total cash compensation for the 1998 fiscal year exceeded $100,000 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                   Long Term Compensation
                                             Annual Compensation            Awards
                                            ---------------------  -----------------------
                                                                                Securities
                                                                   Restricted   Underlying
                                                                   Stock        Options/      All Other
Name and Principal                           Salary      Bonus     Awards       SARS          Compensation(2)
 Position(1)                        Year     ($)         ($)       ($)          (#)           ($)
---------------------               ----     ------      -----     --------     -------       -----------
John V. Atanasoff II                1998    $170,000    $81,396       -0-          -0-         $5,231
  Chief Executive Officer,          1997     145,000     70,563       -0-          -0-          4,977
  President and Chairman            1996     140,000     45,006       -0-      560,000          4,828

John M. Turner(3)                   1998     123,750     77,356       -0-      250,000            -0-
  President-RELA

Bruce L. Arfmann                    1998     122,000     60,848       -0-       25,000          4,476
  Senior Vice President             1997     110,000     60,306       -0-       25,000          4,222
  Chief Financial Officer           1996     105,000     46,029       -0-      100,000          3,265

Lockett E. Wood                     1998      95,800     35,039       -0-       60,000          4,028
  Vice President                    1997      95,800     44,260       -0-       12,000          3,553
                                    1996      93,488     30,054       -0-          -0-          2,723

Jonathan Kagan(4)                   1998      86,912     24,770       -0-          -0-          1,596
  President-Novel                   1997      42,500     37,463       -0-      100,000            665
  Biomedical, Inc.

-----------------
(1) G. Neil Holland became President of the Erbtec Engineering division of the Company in June 1998. His current base salary is $125,000.
(2) Contributions to 401(k) Plan and payments of life insurance premiums on behalf of the Named Executive Officers.
(3) John M. Turner, Ph.D. became President of the RELA division of the Company in August 1997. His current base salary is $142,000.
(4) Mr. Kagan has served as President of Novel Biomedical, Inc. since 1986. The Company acquired Novel in February 1997.

     The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended June 30, 1998 to each of the Named Executive Officers.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 Number of    Percent of Total
                                Securities        Options/SARs       Exercise
                                Underlying          Granted to             or
                              Options/SARs           Employees      Base Price                          Grant Date
 Name                          Granted (#)      in Fiscal Year         ($/Sh.)     Expiration Date    Value ($)(4)
 ----                         ------------    ----------------      ----------     ---------------    ------------
 John V. Atanasoff II                  -0-                 -0-             N/A                 N/A             N/A

 John M. Turner                 250,000(1)               28.6%           $5.47              8/4/02        $677,500

 Bruce L. Arfmann                25,000(2)                2.9%            6.41            11/21/02          97,500

 Lockett E. Wood                 10,000(2)                1.1%            6.41            11/21/02          39,000
                                 50,000(3)                5.8%            8.00             2/13/04         239,500

 Jonathan Kagan                        -0-                 -0-             N/A                 N/A             N/A

-------------
(1) Options vests one-sixth in each of February and August, 1998, and one-third each year commencing August 4, 1999.
(2)  Options vest equally one-fourth each year commencing November 21, 1998.
(3) Options vest equally one-fifth each year commencing February 13, 1998 with earlier vesting in December 1998 and June 1999 should certain performance criteria be met.
(4) Discounted present value of the option grant calculated on the date of grant using the Black-Scholes option pricing model. The following assumptions were used in such model:
     - expected volatility of the common stock -- 67.4% (based upon the closing market price at the end of each month since October 1992);
     - risk-free rate of return -- 5.84%;
     - dividend yield -- 0%; and
     - time of exercise/average adjusted lives -- 3.5 years (assumes options will be exercised upon becoming fully vested).

     The following table sets forth information concerning the number and value of options exercised during the fiscal year ended June 30, 1998 and the year-end value of unexercised options to purchase Common Stock of the Company for each Named Executive Officer.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                     Number of Securities              Value of Unexercised
                                                                    Underlying Unexercised           In-the-Money Options/SARs
                                                                  Options/SARs at FY-End (#)             at FY-End ($)(1)
                                                                 -----------------------------     -----------------------------
                                   Shares
                                 Acquired on    Value Realized
         Name                    Exercise (#)        ($)         Exercisable     Unexercisable     Exercisable     Unexercisable
         ----                    ------------   --------------   -----------     -------------     -----------     -------------
 John V. Atanasoff II              80,000         $440,000         650,000          360,000        $4,578,100       $2,031,000

 John M. Turner                       -0-              -0-          41,666          208,334           126,248          631,252

 Bruce L. Arfmann                  58,835          310,812          15,000           75,001           108,750          352,923

 Lockett E. Wood                      -0-              -0-           4,000           68,000            21,880           89,660

 Johnathan Kagan                      -0-              -0-          56,130          143,870           309,259          791,741

---------------
(1) Based upon the difference between the fair market value of Company Common Stock on June 30, 1998 and the exercise price. The fair market value of Company Common Stock at June 30, 1998 was $8.50 per share, the closing price of Common Stock on such date.

DIRECTOR COMPENSATION

     Directors of the Company who are not also employees of the Company are reimbursed all out-of-pocket expenses incurred in attending each meeting or committee meeting of the Board of Directors. In consideration of their service as directors, non-employee directors receive warrants periodically to purchase Common Stock of the Company, which warrants generally vest 15,000 shares per year, subject to continued service on the Board, and have an exercise price equal to the fair market value of the Common Stock on the date of grant. In November 1997, non-employee directors Michael Barr, Dean Leffingwell, Clifford Mezey, Robert Sullivan, John Wolfe and Ira Langenthal were granted warrants to purchase an aggregate of 90,000 shares of Common Stock at $6.41 per share. These warrants vest in November 1998. In August 1998, non-employee directors Michael Barr, Dean Leffingwell, Clifford Mezey, Robert Sullivan, John Wolfe and Ira Langenthal were granted warrants to purchase an aggregate of 180,000 shares of Common Stock at $7.00 per share. These warrants vest one-half in June 1999, and one-half in June 2000. All director warrants have a five-year term from their grant date. In the aggregate, director warrants to purchase 465,000 shares of Common Stock are outstanding, and of such amount, warrants to purchase 30,000 shares expire in November 1998, warrants to purchase 150,000 shares expire in June 2000, warrants to purchase 15,000 shares expire in November 2001, warrants to purchase 90,000 shares expire in November 2002 and warrants to purchase 180,000 shares expire in November 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of directors Clifford W. Mezey, Robert L. Sullivan and John V. Atanasoff II. Mr. Atanasoff is Chief Executive Officer and President of the Company.

     The Compensation Committee Report on Executive Compensation and the Stock Performance Graph which follows shall not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report or graph by reference.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report has been submitted by the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors and the Company's Chief Executive Officer have furnished the following joint report on executive compensation. The Company's executive compensation is determined by the Compensation Committee, which is comprised of two non-employee members of the Board of Directors and the Company's Chief Executive Officer. Messrs. Mezey, Sullivan and Atanasoff are members of the Compensation Committee.

     The Company's executive compensation program is based on the philosophy that compensation of executive officers should be directly and materially linked to the operating performance of the Company, to the interests of shareholders and to the competitive marketplace. In implementing this philosophy, the Company's policies integrate annual base compensation with cash bonuses and incentive stock option awards based upon the Company's overall performance. Annual cash compensation, together with incentive cash bonus compensation and grants of stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

     With respect to compensation for Mr. Atanasoff, the Company's Chief Executive Officer, in 1993 the Board of Directors approved an arrangement intended to provide Mr. Atanasoff with the opportunity to own approximately 5-10% of the Company's outstanding shares. The arrangement included the issuance of 300,000 incentive stock options which vested over a three-year period at 100,000 shares per year, which are exercisable for five years after the date each portion has vested. In 1995 and 1996, the Board of Directors, as a result of excellent Company performance, granted Mr. Atanasoff a total of 560,000 additional incentive stock options. These options vest at 100,000 shares per year for the first 300,000 shares and the remaining 260,000 shares vest after seven years; however, the 260,000 shares may vest earlier if the Company achieves certain targeted stock prices in September 2000. The Compensation Committee believes that these arrangements provide assurance that Mr. Atanasoff's personal financial interests and financial commitments are aligned with the interests of all shareholders.

     The Compensation Committee has increased Mr. Atanasoff's annual compensation on two occasions in recognition of the Company's continued improvements in overall performance, including substantial increases in revenues, profitability and number of employees and the achievement of key strategic initiatives and related measurements of growth. In addition, the Compensation Committee has authorized cash bonuses for Mr. Atanasoff in recognition of Mr. Atanasoff's achievements and leadership of the Company.

     Compensation for executive officers is a combination of base salary, incentive bonus and stock option grants. With respect to Mr. Atanasoff and the other executive officers, the Compensation Committee evaluates their compensation based on the level of job responsibility, the individual's level of performance and Company performance. The Committee also takes into consideration the value of the job in the marketplace. The Compensation Committee has not used compensation consultants but has relied on compensation surveys in comparable industries and publicly available information for other public companies of comparable size. A significant portion of executive officer compensation is comprised of incentive bonus and stock option grants. The size of incentive bonus for each executive is tied in part to each executive's performance and the extent to which the Company and each executive meet revenue and net income goals. To retain its highly skilled executive officers, the Compensation Committee expects to place increasing emphasis on incentive compensation and to set base salaries near the median for comparable companies.

     Members of the Compensation Committee
          Clifford W. Mezey, Chairman
          Robert L. Sullivan, Director
          and by John V. Atanasoff, II, Director
          and Chief Executive Officer

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return for the period June 30, 1993 to June 30, 1998 between the Company's common stock, the Russell 2000 Stock Index and a self-determined Peer Group Composite Index selected by the Company. Returns are based on a $100 investment on June 30, 1993 and are calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends.



                       [PERFORMANCE GRAPH APPEARS HERE]

Total Stockholder Return Analysis
for the Period June 30, 1993 to
June 30, 1998                      JUN-93    JUN-94    JUN-95    JUN-96    JUN-97    JUN-98
----------------------------------------------------------------------------------------------
Colorado MEDtech, Inc.             100.00    123.08    130.77    246.15    482.05    697.44
----------------------------------------------------------------------------------------------
Russell 2000 Index                 100.00    102.97    121.55    148.54    169.86    196.01
----------------------------------------------------------------------------------------------
Peer Group Composite               100.00    100.31    141.87    188.09    252.77    294.87
----------------------------------------------------------------------------------------------

      The members of the self-selected peer group are: Analogic Corporation, ACT Manufacturing, Inc., Altron, Inc., Applied Science and Technology, Inc., Benchmark Electronics, Inc., Flextronics International LTD, Plexus Corporation, SeaMED Corporation and Zevex International, Inc. In selecting a peer group, the Company sought similar-sized companies with a mix of outsourcing services and proprietary products. While the Company is primarily a medical device outsourcing company, a significant portion of its business is the manufacture of proprietary medical products, principally MRI accessories. This unique combination of outsourcing services and proprietary products made the selection of a peer group difficult. Certain of the Peer Group Composite companies produce competing medical products and others provide similar outsourcing or contract manufacturing services, but none of the peer group companies provide a combination of outsourcing services and proprietary products directly comparable to those of the Company. Such differences may limit the comparability of the performance between the Company's stock and the Peer Group Composite.

     The returns of each component issuer of the Peer Group Composite index are weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated. The Russell 2000 Stock Index is an index of U.S. small company stocks. Returns for the following companies in the Peer Group Composite index are only for the periods following their initial public offerings: ACT Manufacturing (IPO - March 30, 1995); Applied Science and Technology, Inc. (IPO - November 10,
1993); Flextronics International LTD (IPO - March 31, 1994; SeaMED Corporation (IPO - November 19, 1996). To construct the index, the Frank Russell Company first constructs the Russell 3000 index by selecting the 3,000 largest companies headquartered in the United States. The 1,000 largest stocks become the Russell 1000 and the remaining stocks become the Russell 2000 index.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In June 1993, the Company entered into an employment agreement with John
V. Atanasoff II, Chief Executive Officer of the Company, which has a three-year term. The Company and Mr. Atanasoff amended the employment agreement in November 1995 and May 1996 to extend the term through June 2002. As of July 1, 1998, Mr. Atanasoff's compensation pursuant to the agreement is $200,000. The agreement also provides for incentive compensation in the form of an annual bonus, calculated as a percentage of annual salary, which is based on the overall profitability of the Company. In connection with and as a condition of the employment agreement, Mr. Atanasoff executed a noncompetition agreement in which he agreed not to engage in competitive activities for a period of two years after his employment with the Company is terminated, whether voluntarily or involuntarily. The Company also agreed to grant a nonqualified stock option to purchase up to 300,000 shares of the Company's common stock at a purchase price of $1.25 per share. In April 1994, the nonqualified option was converted to an incentive stock option under identical price, terms and conditions. The option vested 100,000 shares per year over three years and became fully exercisable in June 1996. In consideration for and at the time of the November 1995 extension of the employment agreement, the Company granted Mr. Atanasoff an incentive stock option to purchase up to 300,000 shares of the Company's Common Stock at a purchase price of $1.84 per share (the "300,000 Share Option"). The 300,000 Share Option vests in 100,000 share increments per year over three years. On May 31, 1996, pursuant to the extended employment agreement, the Company granted Mr. Atanasoff an incentive stock option to purchase 260,000 shares of Common Stock at a purchase price of $3.25 per share (the "260,000 Share Option"; and with the 300,000 Share Option, the "Options"). The 260,000 Share Option vests in June 2002, subject to earlier vesting if the Company achieves certain stock prices by September 2000. If the Company terminates the employment of Mr. Atanasoff at any time prior to June 2002, no vesting of the Options shall occur after the date of termination, but if Mr. Atanasoff is terminated for a reason other than cause, Mr. Atanasoff will be entitled to receive a severance payment amounting to all compensation remaining under the agreement; however, such payment shall not be less than one year's base salary if termination occurs after June 21, 2001. The agreement provides for severance pay equal to two years' base salary if termination at any time is the result of a change in Company ownership greater than 30%. If Mr. Atanasoff terminates his employment prior to June 1999, no further vesting of the Options shall occur, and the unexercised portion of the Options, whether or not vested, shall terminate. Subject to these restrictions, each portion of the vested Options shall be exercisable for five years after the date such portion has vested.

     In February 1994, the Company entered into employment agreements with two of the Company's other officers, which fixes Mr. Arfmann's and Mr. Wood's compensation (at July 1, 1998: $130,000 for Mr.

Arfmann and $100,000 for Mr. Wood). The agreements provide for a severance payment equal to one year's salary if the officer's employment is terminated as a result of loss of officer status, relocation of the Company or for reasons other than cause. The agreements provide for a severance payment equal to two years' salary if within two years from the closing date of an acquisition of the Company, the officer is terminated without cause. The agreement has no fixed term and may be terminated by either party at any time.

     In February 1997, the Company entered into an employment agreement with Jonathan Kagan, President of Novel Biomedical, Inc., a subsidiary of the Company. The agreement is for a term ending December 31, 2001. Mr. Kagan's annual compensation pursuant to the agreement is currently $91,000. Pursuant to the agreement, the Company granted Mr. Kagan an incentive stock option to acquire 100,000 shares of Common Stock at an exercise price of $3.02, the fair market value of the Common Stock on the date of grant. The option may vest annually if certain performance targets are achieved during such years, as follows: up to 10,000 shares on June 30, 1997, and up to an additional 30,000 shares on each of June 30, 1998, 1999 and 2000. To the extent options do not vest pursuant to such schedule upon meeting the performance targets, all unvested options will become vested on June 30, 2001, subject to continued employment with the Company. The agreement provides for a severance payment equal to one year's salary if Mr. Kagan's employment is terminated for a reason other than cause. In connection with the employment agreement Mr. Kagan entered into a Non-Competition Agreement, which prohibits certain activities during the term of his employment and for a period of two years after termination of employment if termination is for cause, and for one year if termination is for any other reason. In the non-competition agreement, Mr. Kagan agreed not to become involved with any company which competes with any business engaged in by the Company or any subsidiary of the Company in the field of contract development or OEM manufacturing of medical devices for diagnostics or therapeutics on which Mr. Kagan worked during the term of his employment with the Company, and agreed not to compete with the Company in relation to any product or device the Company is actively pursuing at the time of his termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; LEGAL PROCEEDINGS

     On October 1, 1997, the Company completed the acquisition (the "Erbtec Acquisition") of substantially all of the assets of Erbtec Engineering, Inc. ("Erbtec") pursuant to an Asset Purchase Agreement dated October 1, 1997 (the "Agreement"). Pursuant to the Agreement, Erbtec sold substantially all of its assets to the Company for cash consideration in the amount of $3,850,000, additional cash consideration in the amount of $1,500,000 to be held in escrow, and 88,708 shares of Common Stock of the Company. The number of shares of Common Stock issued by the Company was determined based upon a share value of $5.64, the average closing price, reported by Nasdaq, of the Company's Common Stock over the thirty (30) days prior to July 28, 1997. Of the $1,500,000 escrow referred to above, $1,000,000 was related to the performance of certain development and new business development criteria outlined in the Agreement. In June 1998, the Company was notified that certain of the criteria would not be met and the seller has agreed to refund $750,000 of the escrowed purchase price. Prior to the Erbtec Acquisition, Lee Erb, Vice President--Technology of the Company, was President and the sole shareholder of Erbtec.

     During the fiscal year ended June 30, 1994, the Company sold 1,500,000 shares of Common Stock to a wholly-owned subsidiary of Vencor, Inc. ("Vencor"), in two private placement transactions involving the sale of 500,000 and 1,000,000 shares, respectively. Pursuant to an Agreement to Purchase and Sell Stock between the Company and Vencor dated December 3, 1993 (the "Purchase Agreement"), the Company agreed to take steps necessary to elect a representative of Vencor to the Company's Board of Directors and to use its best efforts to obtain such election for so long as Vencor owns at least 500,000 shares of the common stock of the Company. In the second private placement transaction, the Company issued to Vencor warrants to purchase 2,000,000 shares of Company Common Stock. In May 1997, Vencor exercised all of the warrants and acquired 2,000,000 shares of Company Common Stock. In connection with the second sale of stock to Vencor, the Company entered into a Standstill Agreement with Vencor dated June 30, 1994 pursuant to which Vencor will not acquire more than 40% of the Company's common stock for a period of five years. In addition, the Company agreed to take steps necessary to elect an additional representative of Vencor to the Company's Board of Directors and, for so long as Vencor owns at least 1,500,000 shares of the common stock of the Company, to use its best efforts to obtain the election of two Vencor representatives (including the Vencor representative provided for in the Purchase Agreement). Vencor waived its right to a second board seat for the 1995 - 1999 fiscal years. In June 1994, the Company entered into a product development agreement with Vencor, which provides for the Company to expend $800,000 over a two-year period to develop mutually agreed upon products that Vencor will purchase exclusively from the Company, while the Company will be unrestricted in its rights to sell the products. The Company had sales to Vencor of approximately $67,000 and $1,473,000 in 1998 and 1997, respectively. As of June 30, 1998, the Company had an accounts receivable balance of $-0- related to these sales. Michael
R. Barr, a director of the Company, is a former director of Vencor and has announced his resignation as Executive Vice President and Chief Operating Officer of Vencor effective October 31, 1998.

     Vencor has announced its intention to sell all shares of the Company's Common Stock it owns to selected institutional investors, and the Company has filed a registration statement on Form S-3 with the Securities and Exchange Commission to facilitate such sale. If such sale results in Vencor holding fewer than 500,000 shares of Common Stock at the annual meeting, Vencor will no longer have a representative on the Company's Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management" above.

                             SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 1999 annual meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on June 17, 1999. In connection with shareholder proposals that are not presented for inclusion in the proxy materials, proxies solicited in connection with the 1999 annual meeting may confer discretionary voting authority on Company management with respect to certain types of shareholder proposals unless the proposing shareholder notifies the Company at least 45 days prior to the date of mailing the prior year's proxy that such proposal will be made at the meeting. The deadline for such notices in connection with the Company's 1999 annual meeting of shareholders is August 31, 1999.

                                 OTHER MATTERS

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

     The Company's independent public accountants for the fiscal years 1996, 1997 and 1998 are Arthur Andersen LLP. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 1998, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED JUNE 30, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO BRUCE L. ARFMANN, CHIEF FINANCIAL OFFICER, 6175 LONGBOW DRIVE, BOULDER, COLORADO 80301. A COPY OF THE EXHIBITS TO SUCH REPORT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST THEREFOR AND PAYMENT OF A NOMINAL FEE.

                          COLORADO MEDTECH, INC. PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 20, 1998

    The undersigned hereby constitutes, appoints, and authorizes John V. Atanasoff II and Bruce L. Arfmann, and each of them, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the no par value Common Stock of Colorado MEDtech, Inc., a Colorado corporation, at the Annual Meeting of the Shareholders to be held November 20, 1998, at Hotel Boulderado, 2115 13th Street, Boulder, Colorado, at 3:00 p.m., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated October 16, 1998, receipt of which is hereby acknowledged.

1. Approval of the election of each of the seven nominees named herein for the office of director to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

For all nominees listed below           WITHHOLD AUTHORITY
(EXCEPT AS MARKED TO THE CONTRARY       to vote for all listed below / /
BELOW) / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   F. Anastasio, J. Atanasoff II, I. Langenthal, D. Leffingwell, C. Mezey, R.
                             Sullivan, and J. Wolfe

2. The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.
________________________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLORADO MEDTECH,
                                      INC.

    PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND
                                  THE MEETING.

    The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

DATED: ------------------------------ , 1998     ----------------------------------------------
                                                 Signature(s) of Shareholder(s)

                                                 ----------------------------------------------
                                                 Signature(s) of Shareholder(s)

                                                 Signature(s) should agree with the name(s)
                                                 shown hereon. Executors, administrators,
                                                 trustees, guardians and attorneys should
                                                 indicate their capacity when signing. Attorneys
                                                 should submit powers of attorney. When shares
                                                 are held by joint tenants, both should sign. If
                                                 a corporation, please sign in full corporate
                                                 name by President or other authorized officer.
                                                 If a partnership, please sign in partnership
                                                 name by authorized person.
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